UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2020 (January 10, 2020)

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The Nasdaq Global Select Market
Mandatory Convertible Preferred Stock, Series A, $0.01 par value	AVGOP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

Effective January 10, 2020, the Board of Directors (the “Board”) of Broadcom Inc. (the “Company”) appointed Raul J. Fernandez as an independent director of the Company.

Mr. Fernandez, 53, has served as Vice Chairman and owner of Monumental Sports & Entertainment, a private partnership that co-owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and Wizards District Gaming NBA 2K team, and which co-owns and operates the Capital One Arena in Washington, DC, since 2010. He also serves as Special Advisor to and is a Limited Partner of each of General Atlantic Partners, a growth equity firm, and Carrick Capital Partners, a private equity firm. Mr. Fernandez previously served in several leadership roles at various technology companies, including, from 2004 to 2017, as Chairman and Chief Executive Officer for ObjectVideo, Inc., a developer of intelligent video surveillance software. Mr. Fernandez also founded Proxicom, Inc., a global provider of e-commerce solutions for Fortune 500 companies, and served as its Chief Executive Officer and Chairman of its board of directors since its inception in 1991 until its acquisition in 2001. He is currently on the board of directors of GameStop Corp., a public company listed on the New York Stock Exchange, where he also serves on the Audit Committee. Mr. Fernandez also served as a director of Kate Spade & Co. from 2001 through 2017, and previously served as a member of President George W. Bush’s Council of Advisors on Science and Technology. Mr. Fernandez’s qualifications to serve on the Board include his more than two decades of extensive operating experience and executive leadership, as a founder and chief executive officer of technology and software companies, as well as his experience as a public company director.

Mr. Fernandez will participate in the non-employee director compensation arrangements generally applicable to all of the Company’s non-employee directors. Under the terms of those arrangements, as currently in effect, Mr. Fernandez received an initial restricted share unit award with a value of approximately $36,500 on January 10, 2020, his first date of service as a director, which will vest in full on the earlier of (i) the first anniversary of the grant date and (ii) the date on which the Company’s annual meeting of stockholders immediately following the grant date is held, subject to his continuing service on the vesting date. The number of shares subject to this award was determined by dividing the value of the award by the average of the Company’s per share closing market prices, as quoted on the Nasdaq Global Select Market, over the 30 calendar days immediately preceding January 10, 2020. In addition, Mr. Fernandez will be entitled to receive the annual cash and equity compensation payable to other non-employee directors of the Company. Details regarding the Company’s non-employee director compensation program are set forth in the Company’s Proxy Statement related to its 2019 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on February 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: January 13, 2020	By:	/s/ Thomas H. Krause, Jr.
	Name:	Thomas H. Krause, Jr.
	Title:	Chief Financial Officer